Cachet Financial Solutions Reports Record Fourth Quarter and Full Year 2015 Results

MINNEAPOLIS, Minn. ̶ March 10, 2016 ̶ Cachet Financial Solutions, Inc. (OTCQB: CAFN), a leading financial technology provider of cloud-based mobile money management solutions to banks, credit unions and other financial services organizations, reported results for the fourth quarter and fiscal year ended December 31, 2015.

Q4 2015 Highlights

●	Record revenues, up 79%, driven by record RDC transactions, up 48%, and Mobile Money users, up 23%.

●	Cumulative Contract Value at record $68.9 million, with nearly all representing recurring revenue.

●	San Diego Private Bank deployed Cachet’s business and consumer Remote Deposit Capture (RDC) solutions.

●	City National Bank of Los Angeles adopted Cachet’s Select Business Platform

●	Deployed Select Mobile™ Money platform for a global payment solutions provider.

●	Former Visa executive, Walt Granville, appointed senior vice president of mobile innovations.

●	Enhanced Select Business™ Merchant Capture Solution, enabling financial institutions to offer business customers immediate “good funds” and advanced fraud protection.

Q4 2015 Performance Indicators

RDC Solutions	Q4 2015	vs. Q3 2015	Change	vs. Q4 2014	Change
Total Transactions	1,974,205	1,619,713	22%	1,335,851	48%
Cumulative Products Sold (at Quarter End)	551	486	13%	348	58%
Cumulative Live Product Implementations (at Quarter End)	398	353	13%	252	58%

Mobile Money Solutions	12/31/15	vs. 11/30/15	Change	vs. 10/31/15	Change
Monthly Active Users (at Quarter End)	38,652	34,147	13%	31,532	23%

Full Year 2015 Performance Indicators

RDC Solutions	FY 2015	vs. FY 2014	Change
Total Transactions	6,440,725	4,050,865	59%

Q4 2015 Financial Results

Revenue in the fourth quarter of 2015 increased 79% to a record $1.3 million from $707,000 in the same year-ago quarter. The increase was driven by growing adoption of the company’s Select Mobile, Select Business RDC solutions along with other professional services.

Recurring revenue from the company’s RDC products increased 44% to a record $805,000 (64% of revenue) in the fourth quarter of 2015 from $560,000 (79% of total revenue) in the same year-ago period.

At the end of the fourth quarter of 2015, the company’s total cumulative contract value increased 25% to a record $68.9 million from $55.3 million in the same year-ago period, with nearly the entire amount representing recurring revenue versus one-time setup or hosting fees. The company defines cumulative contract value as the estimated aggregate 36-month revenue potential of product and service contracts that the company signed with bank and credit union customers over the trailing 24-month period.

Billings, defined as the dollar amount of invoices sent to customers totaled $1.2 million, an increase of 56% from $0.7 million in Q4 2014.

Cost of revenue in the fourth quarter totaled $1.3 million, or 103% of revenue. Included in this amount is a $216,000 impairment charge related to intangible assets. Excluding this charge, cost of revenue was 86% of revenue. This compares to $582,000 or 82% of revenue in Q4 2014.

Total operating expenses for the fourth quarter of 2015 decreased 17% to $2.3 million from $2.8 million in Q4 2014. The decrease was primarily due to the overall cost cutting measures implemented by the company.

Net income attributable to common stockholders in the fourth quarter of 2015 totaled $648,000 or $0.02 per basic share, compared to a net loss of $3.5 million or $(0.20) per basic share in the fourth quarter of 2014. Change from a net loss to net income is primarily due to the mark-to-market income recorded in the fourth quarter of 2015, driven by the change in stock price.

Adjusted EBITDA loss (a non-GAAP term defined as net loss before interest, taxes, depreciation, amortization, stock-based compensation, and non-recurring items) for the fourth quarter of 2015 totaled $1.7 million compared to an adjusted EBITDA loss of $2.3 million in the same year-ago period (see further discussion about the use of adjusted EBITDA, below).

Full Year 2015 Financial Results

Revenue in 2015 increased 62% to a record $4.3 million from $2.6 million in 2014, driven by growing adoption of the company’s Select Mobile and Select Business RDC solutions.

Recurring revenue increased 60% to a record $2.9 million (68% of revenue) in 2015 from $1.8 million (69% of total revenue) in 2014.

Cost of revenue in 2015 was $4.1 million or 96% of total revenue. Excluding a $216,000 impairment charge, cost of revenue was 91%, compared to $2.7 million or 104% of total revenue in 2014.

Total operating expenses for 2015 was $10.0 million compared to $9.5 million in 2014. During 2015, the Company took the opportunity to upgrade its salesforce to support future growth.

Net loss attributable to common stockholders in 2015 totaled $18.5 million or $(0.70) per basic share, compared to a net loss attributable to common stockholders of $15.8 million or $(1.39) per basic share in 2014.

Adjusted EBITDA loss in 2015 totaled $8.0 million, an improvement from an adjusted EBITDA loss of $8.6 million in 2014.

Management Commentary

“Our record performance in 2015 has finally begun to reveal the powerful leverage in our business model, as our operating expenses remained relatively flat while our topline, mostly comprised of recurring revenue, grew by more than 60%,” said Jeffrey Mack, CEO of Cachet Financial Solutions. “Our other leading indictors, including active users, transactions and contract value, were also up by double digits across the board.

“These results also reflect the successful launch our new Select Business platform, as well as new customer wins with Denari Systems, Check Into Cash, and others. These new major contracts reflect the growing adoption of our award-winning Select Mobile Money platform by best-in-class banks, credit unions, and other financial institutions. We are encouraged by the progress we have made in this new area of our business, and believe it will continue to complement our core RDC business that also had a record year.

“While our total number of checks processed increased by 75% to 6.3 million, mobile accounted for a record 70% of this total. This rapid adoption is demonstrating why small and medium-sized institutions are looking to our RDC solutions when catering to the mobile banking needs of their customers. In 2015, we were named by banking research and consulting provider, Celent, as one of only two vendors in the industry that offer a complete mobile RDC solution. This recognition is but one example of how our state-of-the-art, comprehensive solutions are making an impact in the markets we serve.

“We looking at all the positive metrics we generated for the year, it is important to recognized that they were all driven by a relatively low, and in some instances decreasing, required level of personnel. In fact, with only a net addition of two new sales associates as we decreased our overall headcount by 15, we increased both revenue and billings per associate by more than 100%. All of our trending numbers reveal how efficient our model has become in terms of cost-effectively scaling our sales and transactions, and how we have begun to realize the tremendous leverage inherent in our business model.

“After all the progress and investments we made in 2015, we entered 2016 with a considerably enhanced and expanded product portfolio along with a strong pipeline of new business—both which represent key ingredients for our long-term success. Our optimized cost structure and growing base of recurring revenue have also set the stage for a great year ahead. Our operational success will be measured by our ability to further penetrate our existing customer base, as well as secure major new customers. It will also be measured by our ability to further leverage our relatively fixed cost structure to drive recurring revenue growth and achieve cash flow profitability.”

Outlook

The Company expects 2016 revenue to range between $8 million and $10 million, or up 63% to 104% versus 2015. Recurring revenue for 2016 is expected to exceed $6 million, with operating expenses to remain relatively flat.

Conference Call

Cachet Financial Solutions will hold a conference call today (March 10, 2016) at 4:30 p.m. Eastern time (3:30 p.m. Central time) to discuss these results. Cachet’s president and CEO, Jeffrey Mack, and EVP and CFO, Bryan Meier, will host the presentation, followed by a question and answer period.

Date: Thursday, March 10, 2016

Time: 4:30 p.m. Eastern time (3:30 p.m. Central time)

U.S. dial-in: 877-705-6003

International dial-in: 201-493-6725

The conference call will be broadcast simultaneously and available for replay via the investor section of the company’s website. During the conference call, Cachet management will refer to a supplementary slide presentation, which is also available for download in the investor section of the company’s website.

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through April 10, 2016.

U.S. replay dial-in: 877-870-5176

International replay dial-in: 858-384-5517

Replay ID: 13632039

About Cachet Financial Solutions, Inc.

Cachet Financial Solutions is a leading cloud-based, SaaS technology provider serving the financial services industry with mobile money and remote deposit capture solutions for PC, Mac and mobile. Founded in early 2010, Cachet has quickly grown into a technology leader and trusted partner of some of the world’s largest and most respected financial organizations. With remarkable growth, an impressive client base and award-winning technologies, Cachet continues to drive innovation and deliver world-class solutions to financial institutions of all sizes.

The company’s industry-leading solutions help clients to increase customer engagement, grow revenues and gain competitive advantage. Cachet’s cloud-based technology platform simplifies development, deployment and servicing of consumer and commercial solutions—minimizing cost and accelerating speed-to-market and ROI. Enabled by Cachet’s complete suite of business and consumer solutions, financial institutions can better serve the needs of all their customers. For more information, visit www.cachetfinancial.com.

Use of Non-GAAP Information

In evaluating the Company’s financial performance and operating trends, management considers information concerning the Company’s net sales, adjusted gross margins, adjusted operating expenses, and adjusted EBITDA, among other items, which are not calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States of America. The Company’s management believes these non-GAAP measures are useful to investors because they provide supplemental information that facilitates comparisons to prior periods and for the evaluation of financial results. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. The method the Company uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this release and can also be found on the Company’s website at www.cachetfinancial.com.

CACHET FINANCIAL SOLUTIONS, INC.

SUPPLEMENTAL INFORMATION

(Unaudited)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Net Income (loss), as reported	$762,581	$(3,433,548)	$(18,252,632)	$(15,709,782)
Interest expense and other non-cash financing expense	793,527	636,038	2,446,260	5,703,963
Mark-to-market warrant expense	(3,889,704)	71,116	2,319,058	570
Inducement to convert debt and warrants	-	46,121	-	424,335
Share Price / Conversion Adjustment	-	-	3,704,683	-
Depreciation and Amortization	241,308	193,676	911,105	694,494
Impairment of Identified Intangible Assets	216,369	-	216,369	-
Share-based compensation	141,254	164,602	443,558	316,176
Warrants issued for professional services	30,313	3,124	208,925	23,735
Gain on Disposal of Property	(42,704)	-	(42,704)	-
Other	-	-	14,375	(35,000)
Adjusted EBITDA	$(1,747,056)	$(2,318,871)	$(8,031,003)	$(8,581,509)

Forward-Looking Statements

This press release contains certain statements that would be deemed “forward-looking statements” under Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1933 and includes, among other things, discussions of our business strategies, future operations and capital resources. Words such as “may,” “likely,” “anticipate,” “expect”, “plan” and “believes” indicate forward-looking statements.

These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements include statements about the anticipated closing of our initial public offering and the number of shares to be sold in the offering.

Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We discuss many of these risks in greater detail in our Current Report on Form 10K filed with the Securities and Exchange Commission on April 14, 2015 under the heading “Risk Factors” and in the other reports we file with the Commission. Given these uncertainties, you should not attribute undue certainty to these forward-looking statements. Also, forward-looking statements represent our estimates and assumptions only as of the date of this press release. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Contact Information:

Bryan Meier

EVP & CFO

Cachet Financial Solutions

952-698-5214

bmeier@cachetfinancial.com

CACHET FINANCIAL SOLUTIONS, INC.

CONSOLIDATED BALANCE SHEETS

	As of
	December 31, 2015	December 31, 2014
	(unaudited)	(audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$44,788	$112,221
Accounts receivable, net	703,346	314,743
Deferred commissions	66,278	80,348
Prepaid expenses	285,640	402,040
TOTAL CURRENT ASSETS	1,100,052	909,352

PROPERTY AND EQUIPMENT, net	664,416	295,925
GOODWILL	204,000	204,000
INTANGIBLE ASSETS, NET	631,636	1,437,001
DEFERRED COMMISSIONS	35,741	103,312
DEFERRED FINANCING COSTS	123,804	61,153
TOTAL ASSETS	$2,759,649	$3,010,743

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$1,110,116	$746,554
Accrued expenses	126,115	201,768
Accrued interest	631,611	182,184
Deferred revenue	890,186	747,113
Warrant liability	-	163,570
Current maturities of capital lease obligations	367,837
Current portion of long-term debt	4,798,833	2,070,217
TOTAL CURRENT LIABILITIES	7,924,698	4,111,406

CAPITAL LEASE, net of current maturities	316,827	-
LONG TERM DEBT, net of current portion	192,000	2,566,486
WARRANT LIABILITY	2,799,662	146,000
DEFERRED REVENUE	459,519	412,219
ACCRUED INTEREST	-	160,593
ACCRUED RENT	120,384	25,333
TOTAL LIABILITIES	11,813,090	7,422,037

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ DEFICIT
Convertible preferred stock, $.0001 Par Value, 20,000,000 shares authorized, 44,030 and 2,229,702 issued and outstanding	4	223
Common shares, $.0001 Par Value, 500,000,000 shares authorized, 34,770,751 and 16,934,497 issued and outstanding	3,477	1,694
ADDITIONAL PAID-IN-CAPITAL	60,222,749	47,307,314
ACCUMULATED DEFICIT	(69,279,671)	(51,720,525)
TOTAL SHAREHOLDERS’ DEFICIT	(9,053,441)	(4,411,294)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$2,759,649	$3,010,743

CACHET FINANCIAL SOLUTIONS, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
	(unaudited)	(audited)	(unaudited)	(audited)
REVENUE	$1,264,356	$707,078	$4,301,004	$2,648,108

COST OF REVENUE	1,306,622	582,171	4,119,446	2,747,343

GROSS PROFIT (LOSS)	(42,266)	124,907	181,558	(99,235)

OPERATING EXPENSES
Sales and Marketing	950,629	885,247	3,440,498	2,854,959
Research and Development	509,206	921,394	2,643,048	2,663,633
General and Administrative	874,203	998,539	3,908,976	3,998,086

TOTAL OPERATING EXPENSES	2,334,038	2,805,180	9,992,522	9,516,678

OPERATING LOSS	(2,376,304)	(2,680,273)	(9,810,964)	(9,615,913)

INTEREST EXPENSE AND OTHER NON-CA SH FINANCING EXPENSE	793,527	636,038	2,446,260	5,703,963

MARK-TO-MARKET WARRANT (INCOME) EXPENSE INDUCEMENT TO CONVERT DEBT AND WARRANTS	(3,889,704)	71,116 46,121	2,319,058	570 424,335

SHARE PRICE / CONVERSION ADJUSTMENT	-	-	3,704,683	-

OTHER (INCOME) EXPENSE	(42,708)	-	(28,333)	(34,999)

NET INCOME (LOSS)	762,581	(3,433,548)	(18,252,632)	(15,709,782)

LESS: CUMMULATIVE UNPAID PREFERRED DIVIDENDS	(114,650)	(47,206)	(260,233)	(48,409)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$647,931	$(3,480,754)	$(18,512,865)	$(15,758,191)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING

Basic	32,220,631	17,026,296	26,576,027	11,337,482

Net income (loss) per common share - basic	$0.02	$(0.20)	$(0.70)	$(1.39)